UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2009

MINN-DAK FARMERS COOPERATIVE

(Exact name of Registrant as specified in its charter)

North Dakota	33-94644	23-7222188
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

7525 Red River Road Wahpeton, North Dakota		58075
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (701) 642-8411

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 CFR 240.14a-2)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	OTHER EVENTS.

On December 15, 2009 Minn-Dak Farmers Cooperative (“the Company”) amended and restated its Revolving Credit Supplement with its primary lender CoBank (“the Bank”), extending the Credit Supplement through December 31, 2010. Changes to the loan agreement include the following:

•	The Revolving Credit Supplement decreased from $50 million to $45 million, a 10% decrease.

•	The Bid Loan Facility decreased from $15 million to $-0-, a 100% decrease.

The pricing formulas for determining the interest rates and the commitment fee rate that the Company will be charged by the Bank were changed to reflect the Bank’s strategy to establish rate spreads that are more closely aligned with the current lending marketplace. The other major provisions of the Revolving Credit Supplement with the Bank remained the same.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MINN-DAK FARMERS COOPERATIVE

Dated: December 16, 2009	By	/s/ David H. Roche
David H. Roche
President and Chief Executive Officer